QuickLinks -- Click here to rapidly navigate through this document

Exhibit (10)(vii)(b)

AMENDMENT NO. 2003-1

TO

GREAT LAKES CHEMICAL COPROATION DEATH BENEFIT ONLY PLAN

        WHEREAS, Great Lakes Chemical Corporation, a Delaware corporation (the "Company"), established the Great Lakes Chemical Corporation Death Benefit Only Plan (the "Plan"), effective April 1, 2003; and

        WHEREAS, all capitalized terms used herein have the meanings set forth in the Plan unless otherwise indicated in this amendment; and

        WHEREAS, the Company desires to modify certain provisions of the Plan; and

        WHEREAS, the Company is empowered to amend the Plan pursuant to section 5.2 of the Plan.

        THEREFORE, the Company hereby amends the Plan, effective as of July 18, 2003 (the "Effective Date"), as follows:

  1.
  Section 1.15 shall be replaced in its entirety with the following language:

  1.15
  "Final Salary" shall be the lesser of the (i) Participant's Escalated Salary, or (ii) Participant's Base Annual Salary, both measured as of the January 1 immediately preceding the date on which the Participant's employment terminates with any Employer due to death or Retirement.

  2.
  Except as specifically provided in this Amendment, the remaining provisions of the Plan, as amended, shall remain in full force and effect.

        The Company has caused this Amendment to be signed by a duly authorized officer effective as of the Effective Date.

Great Lakes Chemical Corporation
By:	/s/ Richard J. Kinsley
Title:	Senior Vice President, HR & Communications

QuickLinks

  Exhibit (10)(vii)(b)
AMENDMENT NO. 2003-1 TO GREAT LAKES CHEMICAL COPROATION DEATH BENEFIT ONLY PLAN